UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 24, 2015

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Six Forks Rd., Suite 140
Raleigh, North Carolina 27615
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

Islet Sciences, Inc. (the “Company”) has implemented a strategic financing strategy that includes the raising of short term cash.  Management's goal is to complete a larger financing to pay off these short-term borrowings, to finance our operations, to make effective our license for Remogliflozin and to further develop our products. There can be no assurance that such capital will be available on favorable terms, in the time required, or at all.

Typenex Note

On April 24, 2015 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (the “Typenex Agreement”) with Typenex Co-Investment, LLC (“Typenex”).  Pursuant to the Typenex Agreement, the Company issued to Typenex a convertible promissory note (the “Typenex Note”) in the principal amount of $170,000 and a warrant to purchase 283,333 shares of  Company $0.001 par value per share common stock (“Common Stock”) at $0.30 per share for a period of five years on a cash or cashless basis.  The Note has a term of ten months (the “Maturity Date”), an interest rate of 10% per annum and an original issue discount of $15,000.  Because the Company was also required to pay $5,000 of Typenex’s expenses, the net proceeds to the Company from the Typenex Note was $150,000.

Beginning on the date that is six (6) months after the Closing Date and on the same day of each month thereafter until the Maturity Date, the Company must pay to Typenex $34,000, plus the sum of any accrued and unpaid interest. Payments of each installment amount may be made in cash or by converting such installment amount into Common Stock. The conversion price for each installment conversion will be the lesser of (i) 115% of the volume weighted average price on the  six month of the Closing Date, and (ii) 70% (the “Conversion Factor”) of the average of the three lowest closing bid prices in the 20 trading days immediately preceding the applicable conversion (the “Market Price”), provided that if at any time the average of the three lowest closing bid prices in the 20 trading days immediately preceding any date of measurement is below $0.15, then in such event the then-current Conversion Factor will be reduced by 5% for all future conversions. Additionally, if at any time the shares of Common Stock in accordance with the Typenex Note are not DTC eligible, then the then-current Conversion Factor will automatically be reduced for all future conversions by an additional  5% for all future conversions.

Following (6) months after the Closing Date, Typenex may also convert the Typenex Note, or any portion thereof, utilizing the conversion price calculation set forth above.

On a date that is 20 trading days from each date that the Company delivers conversion shares to Typenex, there is a true-up date in which the Company will deliver additional shares if the conversion price calculation on that date is less than on the date of conversion. These additional shares will be equal to the difference between the number of shares that would be delivered to Typenex at the time of the true-up date and the amount originally delivered.

Except with regard to securities issued under an approved stock plan of the Company, if, at any time that the Typenex Note is outstanding, the Company sells or issues any of its securities to Typenex or a third party for a price that is less than the Optional Conversion, then such Optional Conversion will automatically be reduced to such lower issuance price.

The Company may prepay an outstanding balance under the Typenex Note by paying to Typenex an amount equal to the installment amount due on such installment date. Notwithstanding the foregoing, so long as the Company has not received a Conversion Notice or an installment notice from Typenex and no Event of Default (as defined in the Typenex Note) has occurred, then the Company has the right upon providing five trading (5) days prior written notice to Typenex to prepay the outstanding balance of the Note in full. If the Company exercises its right to prepay the Note then the Company is required to make payment in an amount in cash equal to 125% multiplied by the then outstanding balance of the Note.

In the event of a default, the Typenex Note may be accelerated by Typenex. The outstanding balance would be immediately due and payable at the greater of the outstanding balance divided by the installment conversion price, or the default effect, which is calculated by multiplying the conversion eligible outstanding balance by 15% for each major default or 5% for each minor default and then adding the resulting product to the outstanding balance as of the date of default. In addition, an interest rate of the lesser of 22% per annum (or the maximum rate permitted under law) will be applied to the outstanding balance. Typenex is prohibited from owning more than 4.99% of the Company’s outstanding shares Pursuant to the Typenex Note and warrants, unless the market capitalization of the Company’s common stock is less than $10,000,000, in which case Typenex is prohibited from owning more than 9.99% of the Company’s outstanding shares.

In the event that the Typenex Note is not repaid in cash, Company shareholders will suffer dilution as a result of repayment of the Typenex Note in Common Stock or conversion into Common Stock by Typenex.

The foregoing descriptions of the Typenex Note and related documents are qualified in their entirety by the text of such documents which are annexed to this Current report as Exhibits 4.1, 4.2 and 4.3.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02    Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The Typenex Note and the Typenex Warrant were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement by and between the Company and Typenex Co-Investment, LLC, dated April 24, 2015

4.2	Convertible Promissory Note issued to Typenex Co-Investment, LLC

4.3	Warrant to Purchase Shares of Common Stock issued to Typenex Co-Investment, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: April 29, 2015	By:	/s/ James Green
Name: James Green
Title: Chief Executive Officer